UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about November 5, 2015 to our stockholders of record as of October 23, 2015 in connection with our 2015 Annual Meeting of Stockholders, which was held on December 18, 2015 at Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California, 91361. At the Meeting, the stockholders voted on three matters as follows: (i) election of directors, and the slate of nominees was elected, (ii) the ratification of our auditors, which was approved, and (iii) an advisory vote concerning compensation of our named executive officers, which was approved.

The first matter was the election of the members of the Board of Directors. The six directors elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Withheld

Stephen G. Berman	12,232,759	2,516,705
Murray L. Skala	10,662,962	4,086,502
Rex H. Poulsen	11,090,567	3,658,897
Michael S. Sitrick	10,837,957	3,911,507
Fergus McGovern	10,836,978	3,912,486
Alexander Shoghi	8,842,421	5,907,043

There were 4,268,611 broker held non-voted shares represented at the Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to ratify the appointment by the Board of Directors of BDO USA, LLP, as our independent certified public accountants for 2015. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

18,376,857	39,025	602,193

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The third matter upon which the stockholders voted an advisory vote approving the compensation of our named executive officers.. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

9,512,540	4,598,147	638,777

     There were 4,268,611 broker held non-voted shares represented at the Meeting with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: December 22, 2015
By: /s/ JOEL M. BENNETT Joel M. Bennett, CFO